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FOR IMMEDIATE RELEASE
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Espey Announces 2nd Quarter Dividend ...

Saratoga Springs, NY; December 3, 2007- The Board of Directors of Espey Mfg. & Electronics Corp., (AMEX:ESP) has declared a cash dividend of $.175 per share for the second quarter of the fiscal year ending June 30, 2008. The dividend will be payable on December 21, 2007, to all shareholders of record as at December 12, 2007.

Also, the Board of Directors increased to $2 million an existing authorization which allows management to periodically repurchase Company stock.

Espey's  primary  business  is  the  development,   design,  and  production  of
specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
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For further information, contact Mr. Howard Pinsley or Mr. David O'Neil at (518) 245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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